                                                                   EXHIBIT 10.10


                                     MASTER                   [DecisionOne Logo]
                           SUBCONTRACTED MAINTENANCE
                           SERVICE PROVIDER AGREEMENT

Agreement made as of the ___ day of ______________ 1999, by and between DecisionOne Corporation ("Subcontractor"), a Delaware corporation with a place of business at 50 East Swedesford Road, Frazer, Pennsylvania 19355, and ________________________, a ________________________ corporation with its principal place of business at ________________________ ("Prime Contractor").



1.   SERVICE AGENCY

Prime Contractor hereby appoints Subcontractor as its primary service subcontractor within Subcontractor Serviceable Areas, as defined in Appendix B, for the maintenance of the equipment listed in Appendix "A" hereto, (collectively and/or individually designated as "Equipment"). Subcontractor will provide the services defined in the Statements of Work attached hereto for Prime Contractor's End User(s) (the "End User(s)").

2.   AUTHORIZATION

Services shall commence upon the execution of a mutually agreed upon Statement of Work which specifies, as applicable, or as required by the Statement of Work, the End User locations, hours of service, Equipment type, model, serial number, quantity, effective dates of maintenance service, charges, etc. Any conditions outside the scope of this Agreement must be agreed upon, mutually, in writing, by the parties on a case-by-case basis prior to issuance of a Statement of Work.

This Agreement includes the following Appendices each of which is incorporated herein and forms a part hereof by this reference:

     Appendix "A",                 List of Equipment subject to
                                   Maintenance Service

     Appendix "B",                 Serviceable Areas Appendix

     Appendix "C",                 Statement of Work


3.   TERM

This Agreement shall be in effect beginning on the date of its execution by Subcontractor (the "Effective Date") and will have an initial term of one (1) year ("Initial Term"). This Agreement will continue from year to year after the Initial Term but shall be terminable by either party as of the end of the Initial Term, or as of the end of any subsequent annual renewal, upon not less than ninety (90) days prior written notice.

4.   DESCRIPTION OF SERVICE

Service under this Agreement will include those tasks identified in a Statement(s) of Work and may include CallOne services or such deliverables as remedial maintenance, installations/deinstallations, moves, adds, changes and other related services requested by the Prime Contractor for its End-Users which have been accepted by Subcontractor hereunder. Statements of Work will be requested by the



                                  CONFIDENTIAL
                                                                    Page 1 of 7

Prime Contractor and executed in the same form as the Statement of Work attached hereto in Appendix C.

Activities specifically excluded from services and outside the scope of this Agreement shall consist of, but not limited to, the following:

          a.  Design or development that is best handled by a consultant.
          b.  Product suitability comparisons.
          c.  Software or Hardware Product Evaluation or recommendation.
          d.  Company confidential information.
          e.  Financial or legal advice.
          f.  Discussions that are best handled in a classroom environment.
          g.  Programming.

Services shall be provided to Prime Contractor during the hours of coverage specified in the Statement of Work.

5.        ORDER OF PRECEDENCE

In case of conflict between the terms and conditions of this Agreement, as it pertains to the delivery of service, and the terms and conditions of Statements of Work, the terms and conditions of the Statements of Work shall prevail, provided they have been executed by both parties.

6.        INVOICING, PAYMENT, AND PRICE CHANGES

Payments shall be made in full within thirty (30) days following the invoice date. If Prime Contractor is delinquent in the payment obligations under this Agreement, interest at the rate of fifteen percent (15%) per year, or the maximum rate permitted by law, whichever is less, will be assessed. If Prime Contractor defaults in the payment of any invoice, in addition to Subcontractor's other remedies, Subcontractor may modify the above payment terms upon notice to Prime Contractor.

If a Statement of Work is placed under this Agreement that contains services provided on the basis of a monthly maintenance charge, in lieu of monthly invoicing, Prime Contractor may select Quarterly or Annual invoicing by selecting the appropriate Billing Cycle option on the Addendum to this Agreement. If Prime Contractor selects Quarterly or Annual invoicing, the first quarterly or annual invoice will be issued as of the Effective Date of this Agreement. Thereafter, Quarterly or Annual invoices will be issued at the beginning of the successive quarterly or annual periods.

If services are provided which are outside the scope of this Agreement, such amounts shall be invoiced on a time and materials basis as such service is provided. Hourly rates shall be Subcontractor's then current rates in effect when the service is performed, and shall be payable as specified in the invoice for such charges.

7.        TAXES

Prime Contractor agrees to pay amounts equal to any applicable taxes, including, but not limited to, sales and use taxes, resulting from any transaction under this Agreement, excluding taxes based on Subcontractor's net income.

8.        NON-SOLICITATION OF EMPLOYEES

Prime Contractor will not employ or otherwise contract for the same or similar technical services of any present employee of Subcontractor, performing duties in support of this Agreement, or employee hired by Subcontractor, performing duties in support of this Agreement, during the term hereof until one year after the earlier of: (a) the termination of such employee's employment; and
(b) the termination of this Agreement. No offer or other form of solicitation of employment will be made at any time when the employment

                                  CONFIDENTIAL                    Page 1 of 7
of such person is prohibited by this Agreement. Inasmuch as it is impossible to fix the damages for breach of this non-solicitation provision, it is understood and agreed that upon breach, the Prime Contractor will pay to the Subcontractor, as liquidated damages, an amount equal to fifty percent (50%) of the affected employee's base annual salary for each such employment solicitation made in breach of this provision. Such amount will be due and payable by the Prime Contractor within ten (10) days of receipt of written demand from Subcontractor. In addition to the above liquidated damages, Subcontractor may seek equitable relief from Prime Contractor.

9.   CONFIDENTIALITY

The parties agree that all information and data of the other party to which each party has access under this Agreement will be treated as confidential information. For the purpose of this Agreement, "Confidential Information" shall include any information and data of a confidential nature, including but not limited to proprietary, developmental, technical, marketing, sales, operating, performance, cost, know-how, business and process information, computer programming techniques, and all record bearing media containing or disclosing such information and techniques which is disclosed pursuant to this Agreement. All such information shall be held in strict confidence by each party, using the same standard of care used by the receiving party to protect its own confidential information, but in no event less than a reasonable standard of care, and shall not be used or disclosed for any purpose except as necessary to implement or perform this Agreement. All Confidential Information exchanges between the Parties pursuant to this Agreement shall:

     (a) if in written physical form, be marked "Confidential" or similarly legended by the disclosing party before being turned over to the receiving party;

     (b) if disclosed orally, be reduced to writing and sent to the non-disclosing party within ten (10) working days of said disclosure;

     (c) not be copied or distributed, disclosed, or disseminated in any way or form by the receiving party to anyone except its own employees, who have a reasonable need to know said Confidential Information; or

     (d) be treated by the receiving party with the same degree of care to avoid disclosure to any third party as is used with respect to the receiving party's own information of like importance which is to be kept confidential;

Information shall not be considered confidential if: (i) the receiving party is already in possession of the information prior to the Effective Date of this Agreement; (ii) the information becomes part of the public domain through no fault of the receiving party; (iii) the receiving party obtains the information from a third party without violating this provision; or (iv) the information is released in writing by the disclosing party so that the receiving party may make public disclosure.

Upon the cancellation or termination of this Agreement, the receiving party agrees to return to the disclosing party any confidential information in its possession upon the written request of the disclosing party. The parties' obligations regarding confidential information shall expire one (1) year following the termination or expiration of this Agreement.

10.  PATENT INDEMNIFICATION

Subcontractor agrees to assign to Prime Contractor any Original Equipment Manufacturer (OEM) indemnification which Subcontractor possesses regarding any patent, copyright, trade secret, or other proprietary right related to replacement parts provided under this Agreement. If replacement parts are furnished as part of the services defined in the applicable schedules attached hereto, Subcontractor shall indemnify, defend (or settle at its option), and hold Prime Contractor harmless from any action at law against Prime Contractor arising from a claim that Subcontractor's modification or enhancement to any replacement part provided hereunder infringes any patent, copyright, trade secret, or other proprietary right.

                                  CONFIDENTIAL                       Page 2 of 7

11.  THIRD PARTY INDEMNIFICATION

Subcontractor shall indemnify and hold the Prime Contractor harmless from any and all third party claims for losses, damages, and liabilities for injury to or death of any person and for damage to or destruction of real or tangible personal property, resulting from negligent acts or omissions of Subcontractor or its employees in connection with the performance of the service provided for herein. Prime Contractor shall notify Subcontractor as soon as practicable of any such claim. Subcontractor will control the defense of such claims and Prime Contractor agrees to cooperate fully in such defense.

12.  DISCLAIMER AND LIMITATION OF LIABILITY

SUBCONTRACTOR'S OBLIGATIONS UNDER THIS AGREEMENT ARE IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, SUBCONTRACTOR WILL NOT BE LIABLE FOR INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR INCOME, OR LOSS OF USE OR OTHER BENEFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES PERFORMED UNDER THIS AGREEMENT.

Subcontractor will not be liable for loss of funds contained in, dispensed by, or associated with any Equipment under this Agreement.

Subcontractor will accept liability for claims due to personal injury or damage to real property or tangible personal property caused by the negligent acts or omissions of Subcontractor.

During the initial twelve (12) months of this Agreement, Subcontractor's liability hereunder for all other actual loss or damage, including but not limited to breach of contract claims, is limited to, in the aggregate, the amount paid by Prime Contractor to Subcontractor during the initial twelve (12) month period, less any claims previously paid. Thereafter, Subcontractor's liability hereunder for all other actual loss or damage, including, but not limited to, breach of contract claims, is limited to, in the aggregate, the amount paid by Prime Contractor to Subcontractor during the prior twelve (12) month period, less any claims previously paid.

In all cases, any claim must be brought within twelve (12) months after the occurrence of the alleged act or omission.

13.  INDEPENDENT CONTRACTOR

Prime Contractor and Subcontractor, and their respective agents and employees, shall render all services under this Agreement as Independent Contractors, not as employees or agents of the other. Neither party, nor any of its agents or employees, shall hold themselves out as employees or agents of the other party in connection with the performance of services under this Agreement or any other matter.

14.  PRIME CONTRACTOR'S RESPONSIBILITIES

Prime Contractor shall be responsible for ensuring that all of its End-Users' files are adequately duplicated and documented. Subcontractor is not responsible for Prime Contractor's failure to do so, or for the cost of reconstructing data stored on disc files, tapes, memories, etc., lost or damaged during the performance of service under this Agreement.

Prime Contractor warrants that it has the right and license to use all software installed on its Equipment.


                                   CONFIDENTIAL                    Page 3 of 7

15.  TERMINATION

Either party may terminate this Agreement as of the last day of the Initial Term by providing ninety (90) days written notice prior to the end of the Initial Term. Thereafter, either Prime Contractor or Subcontractor may terminate this Agreement at any time upon ninety (90) days prior written notice.

In the event Prime Contractor fails to make payment to Subcontractor pursuant to this Agreement when such payment is due, and does not fully cure such failure within ten (10) business days after receipt of written notice thereof from Subcontractor, Subcontractor may, in addition to any other rights it may have under this Agreement, terminate this Agreement.

In the event either party fails to perform any of its material obligations hereunder, other than failure to make payments to Subcontractor, and does not fully cure such failure within thirty (30) days after receipt of written notice from the non-defaulting party, the non-defaulting party may, in addition to any other rights it may have under this Agreement, terminate this Agreement.

If, under the terms of this Agreement, Prime Contractor withdraws such quantity, models or types of Equipment or services and, Subcontractor, in its reasonable judgment, determines that it is no longer economically feasible for Subcontractor to continue to provide such service or to service the remaining Equipment based upon the then current pricing and contractual terms, then Subcontractor may terminate this Agreement upon thirty (30) days prior written notice.

16.  FORCE MAJEURE

Neither Subcontractor nor Prime Contractor will be responsible or liable in any way for its failure to perform or delay in performance of its obligations under this Agreement during any period in which performance is prevented or hindered by conditions reasonably beyond its control, including, but not limited to, acts of God, fire, flood, failure of public utilities, war, embargo, strikes, labor disturbances, explosions, riots, and laws, rules, regulations and orders of any governmental authority.

17.  YEAR 2000 WARRANTY

Subcontractor represents, warrants and covenants that to the extent it directly employs software in the performance of its obligations under this Agreement on or following January 1, 2000, which software contains or requires a calendar function including, without limitation, any function indexed to a CPU clock, and any function providing specific dates or days or calculating spans of dates or days, the software shall record, store, process, provide, and where appropriate, insert true and accurate dates and calculations for dates and spans including and following January 1, 2000 ("Year 2000 Compliance"). Such software will have no lesser functionality with respect to records containing dates both, or either, before or after January 1, 2000 than heretofore with respect to dates prior to January 1, 2000. Prime Contractor shall be responsible for ensuring the functionality of its software with respect to Year 2000 Compliance. Subcontractor does not guarantee the compatibility of such Prime Contractor software with any software used by Subcontractor in connection with Year 2000 Compliance.

In the event maintenance parts are utilized, they shall be equivalent of Year 2000 functionality as the exchanged part.

SUBCONTRACTOR MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND REGARDING OR RELATING TO YEAR 2000 COMPLIANCE. SUBCONTRACTOR'S ONLY OBLIGATION TO PRIME CONTRACTOR REGARDING OR RELATING IN ANY WAY TO YEAR 2000 COMPLIANCE AND THE OPERATION AND SERVICE OF THE PRIME CONTRACTOR'S COMPUTER SYSTEMS IS AS SET FORTH IN THIS SECTION OF THIS AGREEMENT. SUBCONTRACTOR EXPRESSLY DISCLAIMS, AND PRIME CONTRACTOR HEREBY EXPRESSLY WAIVES, ALL EXPRESS WARRANTIES REGARDING YEAR 2000 COMPLIANCE AND ALL WARRANTIES, DUTIES AND



                                  CONFIDENTIAL

OBLIGATIONS IMPLIED IN LAW, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. RESPONSIBILITY FOR ACHIEVING YEAR 2000 COMPLIANCE FOR PRIME CONTRACTOR'S COMPUTER SYSTEMS AND SOFTWARE USED THEREON REMAIN AT ALL TIMES WITH PRIME CONTRACTOR. IT IS THE EXPRESS INTENTION OF PRIME CONTRACTOR, AND THE BASIS UPON WHICH SUBCONTRACTOR IS PERFORMING SERVICES UNDER THIS AGREEMENT, THAT PRIME CONTRACTOR'S RISK OF ADVERSE CONSEQUENCES IN CONNECTION WITH YEAR 2000 COMPLIANCE PROBLEMS SHALL REMAIN AT ALL TIMES WITH PRIME CONTRACTOR AND SHALL NOT SHIFT TO SUBCONTRACTOR BY REASON OF SUBCONTRACTOR'S PERFORMANCE OF SERVICES HEREUNDER.

18.  PUBLICITY

Subcontractor may use the name of Prime Contractor in sales presentations, marketing vehicles and related activities.

19.  CORRESPONDENCE AND COMMUNICATION

All routine or operational correspondence or communications between the parties shall be to the respective address, telefax or telephone number shown on the face of this Agreement.

20.  LEGAL NOTICE

Any legal notice required or permitted to be given hereunder shall be in writing and may be given by delivering or mailing the same by registered or certified mail, and such notice shall be sufficiently given if addressed to the Prime Contractor representative set forth on the face of this Agreement, or if addressed to Subcontractor, to DecisionOne Corporation, 50 East Swedesford Road, Frazer, Pennsylvania 19355-1488, Attention: Director of Contracts, with a copy to the Subcontractor representative on the face of the Agreement.

Any such notice delivered to the addressee shall be deemed received when actually delivered. Any such notice sent by registered or certified mail shall be deemed received when signed by an authorized representative of addressee.

21.  GENERAL

Upon written notice, Subcontractor may assign this Agreement and its rights hereunder to any parent, subsidiary or affiliate. In addition, either party may assign this Agreement upon the prior written consent of the other party, which shall not be unreasonably withheld.

This Agreement represents the entire agreement between the parties concerning the subject matter herein and this Agreement supersedes all prior and contemporaneous negotiations, representations and agreements, oral or written, between the parties.

No provision of this Agreement shall be considered modified or amended by either party unless such modification is made in writing and signed by an authorized representative of each party.

All obligations set forth in this Agreement are contingent upon Subcontractor maintaining its current relationship(s) with Original Equipment Manufacturer(s) ("OEM"). In the event that Subcontractor's relationship with any OEM changes, Subcontractor reserves the right to modify the obligations contained herein accordingly.

                    CONFIDENTIAL                                 Page 5 of 7

This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

If any conflict arises among the documents which comprise this Agreement, the following order of precedence shall govern: Statement(s) of Work, General Terms and Conditions; Schedules; Appendices; Addenda; Attachments. The terms and conditions of this Agreement shall have control over and supersede any Prime Contractor purchase order or other Prime Contractor document.

Prime Contractor agrees that Subcontractor is its primary maintenance agent and shall offer Subcontractor a first right of refusal before retaining any other service entity in Areas where Subcontractor is prepared and available to provide maintenance services. In the event Subcontractor shall elect not to perform the requested services, it shall notify Prime Contractor of such election within ten
(10) business days of receipt of the request from Prime Contractor.

Each party hereto represents that it has the authority to enter into this Agreement.

If the foregoing meets with the approval of Prime Contractor, please sign and return this to Subcontractor. Upon execution of this Agreement by Subcontractor, the parties shall be legally bound and agree to the terms of this Agreement and all of its Schedules; Addenda and/or Attachments as of the Effective Date.

Accepted by:                         Accepted by:

DECISIONONE CORPORATION              __________________________________________
                                     (Insert Prime Contractor's Full Legal Name)

BY:_____________________________     BY:_______________________________
     (Authorized Signature)                (Authorized Signature)

________________________________     ___________________________________
     (Type or Print Name)                  (Type or Print Name)

TITLE:__________________________     TITLE:_____________________________

DATE:___________________________     DATE:______________________________



                                  CONFIDENTIAL                       Page 6 of 7

                                  AMENDMENT #1
                            TO MASTER SUBCONTRACTED
                        SERVICE AGREEMENT ("AGREEMENT")
                               DATED 1 MARCH 1999
                    BETWEEN VA RESEARCH ("PRIME CONTRACTOR")
                 AND DECISIONONE CORPORATION ("SUBCONTRACTOR")

As of this 9th day of April 1999, Prime Contractor and Subcontractor hereby agree to modify the Agreement as follows:

1. The attached Appendix D, Help Desk/Technical Support Services Statement of Work (SOW) is incorporated into the Agreement. Services and billings under this SOW shall commence as specified in the SOW and shall be subject to the terms and conditions of the Agreement. As a result, the list of Appendices in Paragraph 2 of the Agreement is considered modified to include "Appendix D, Help Desk/Technical Support Services Statement of Work."

2. The existing Appendix C, Per Incident Labor Only On-Site Maintenance SOW is replaced with, and superseded by, the attached revised Appendix C, Per Incident Labor Only On-Site Maintenance SOW, dated 4/9/99, which shall be subject to the terms and conditions of the Agreement. The title of Appendix C in Paragraph 2 of the Agreement is considered modified to read "Per Incident Labor Only On-Site Maintenance Statement of Work."

3. As used throughout the Agreement, or any incorporated document, including the above identified Appendices, "VA Research" shall have the same meaning as "Prime Contractor" and "DecisionOne" shall have the same meaning as "Subcontractor."

Except as specifically modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.



ACCEPTED BY:                         ACCEPTED BY:

VA RESEARCH                          DECISIONONE CORPORATION

       /s/ John T. Hall
--------------------------------     -----------------------------------
     (Authorized Signature)                (Authorized Signature)

       John T. Hall
--------------------------------     -----------------------------------
     (Type/Print Name)                     (Type/Print Name)

       Vice-President
--------------------------------     -----------------------------------
     (Title)                               (Title)

       4/9/99
--------------------------------     -----------------------------------
     (Date)                                (Date)

                                                           [DECISION ONE LOGO]
                                                                   OTO-HSS-OSM
                                                                 Rev. 02/01/99

                                   APPENDIX C

                               STATEMENT OF WORK
                                      for
                                    One To 1
                           HARDWARE SUPPORT SERVICES
                  PER INCIDENT LABOR ONLY ON-SITE MAINTENANCE

The following terms and conditions define the Per Incident Labor Only On-Site Maintenance Service ("OSM Service") to be provided to Prime Contractor's End Users under this Agreement. The items of Equipment subject to OSM Service under this Agreement are listed in Appendix A to the Service Agreement. Upon mutual written agreement, the parties may choose to amend this Statement of Work to include coverage of Equipment on a Monthly Maintenance Charge (MMC) basis.

1.   PER INCIDENT LABOR ONLY ON-SITE MAINTENANCE SERVICE

OSM Service is provided in order to keep End User's Equipment in, or return End User's Equipment to, good working order. OSM Service does not assure uninterrupted operation of End User's Equipment.

OSM Service includes remedial maintenance and preventive maintenance based upon the specific needs of the individual item of Equipment. Subcontractor will take the first call from the End User, verify entitlement, provide initial call screening and perform problem determination. Prime Contractor will determine what parts, if any, are necessary to repair the End User's Equipment. Prime Contractor will ship, at its own expense, the necessary parts prepaid to the End User's location. Prime Contractor will then open a service call with Subcontractor through Subcontractor's Call Management System. The End User must be in possession of any necessary parts before Subcontractor is dispatched. Subcontractor will dispatch the call to the assigned Customer Service Engineer
(CSE). The Subcontractor CSE will confirm the estimated time of arrival with the End User.

The Subcontractor CSE will replace the defective parts and verify that the problem is resolved. The Subcontractor CSE will pack the defective part(s) in pre-labeled/prepaid packaging in preparation for shipment to Prime Contractor. Prime Contractor has the responsibility for ensuring that the End User ships the parts back to the Prime Contractor. Remedial maintenance shall be considered completed when the End User's Equipment has been restored in accordance with the Original Equipment Manufacturer's (OEM) guidelines. OSM Service may include lubrication and adjustments. Preventive maintenance service will be performed by Subcontractor during the Principle Period of Maintenance ("PPM").

If Subcontractor's CSE arrives at the End User location and is unable to perform service because the part(s) is not on-site, the part(s) does not fix the problem, or the part(s) is defective, the CSE will work with the Prime Contractor to determine what part(s) is needed. Once the required part(s) is identified, the service call will be closed and the Prime Contractor will reorder the correct or new replacement part(s). Prime Contractor will pay Subcontractor the Per Incident charge for the call, and a new call will be opened when the correct or new part(s) has been shipped by Prime Contractor to the End User and a proper service call is placed by Prime Contractor to Subcontractor.


VA Research Rev. 5, 4/9/99         Confidential             Page 1 of 3

Approved: ________ Subcontractor Initials

                                       /s/ [illegible] Prime Contractor Initials
                                            ----------

2.   CHARGES, INVOICES AND PAYMENTS

Subcontractor will invoice Prime Contractor monthly for all applicable charges and payment shall be made in accordance with the payment terms of the Agreement.

3.   HOURS OF ON-SITE MAINTENANCE SERVICE AVAILABILITY

The PPM for OSM Service shall be Monday-Friday 8am-5pm, local time. Optional Hours of OSM Service may be available for an additional charge. For any items of Equipment covered by a Monthly Maintenance Charge (MMC), at the beginning of any month, Prime Contractor may select Optional Hours of OSM Service availability by giving Subcontractor fifteen (15) days prior written notice.

If Prime Contractor has not selected Optional Hours of service availability, all unscheduled on-site remedial maintenance service requested by Prime Contractor which is outside of the PPM will be furnished at Subcontractor's current hourly rates and terms then in effect. Charges for travel and other applicable expenses incurred in connection with such service will be invoiced to Prime Contractor.

4.   SERVICES NOT COVERED

OSM Service does not cover external electrical work, repair of Equipment damage or increase in service time caused by misuse, accident, fire, flood, lightning, or other catastrophic causes, modification, unsuitable physical or operating environment, and improper service by someone other than Subcontractor, including attempts by Prime Contractor, End User, or a third party to make Prime Contractor's Equipment Year 2000 compliant. If any such service(s) are required, they may be provided at Subcontractor's current hourly rates and terms then in effect. Subcontractor will not be liable or responsible for the cost of any service and/or parts replacement resulting from fraud, tampering, latent defects or the use of unauthorized components, assemblies and modules, including but not limited to memory cards and boards.

5.   FREIGHT AND SHRINKAGE

In all circumstances, Prime Contractor will be responsible for all freight costs for parts shipments. Prime Contractor will also assume parts shrinkage based on the industry standard.

6.   DOCUMENTATION AND TRAINING

Prime Contractor shall be responsible for providing to Subcontractor, at Prime Contractor's expense, all necessary technical documentation, including a right to reproduce such documentation. Prime Contractor shall be responsible for the cost of all necessary training for a minimum of * Subcontractor CSE's per Serviceable Area to perform required maintenance, as well as any associated costs, including, but not limited to, travel and lodging expenses.

7.   PRICING

Charges for all services performed under this Statement of Work are on a Per Incident basis, as follows:

WORKSTATION - PER INCIDENT LABOR ONLY ON-SITE REPAIR
----------------------------------------------------
     48 Hour Response (5x9 coverage)         *
     24 Hour Response (5x9 coverage)         *

Notwithstanding the above, Response Time requirements shall not apply for any End User site greater than * from a Subcontractor Service Office.


VA Research Rev. 5, 4/9/99         Confidential             Page 2 of 3

Approved: ________ Subcontractor Initials     /s/ J.A. Prime Contractor Initials


* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

Servers -- Per Incident Labor Only On-Site Repair
     24 Hour Response (5x9 coverage)              *
     4 Hour Response (5x9 coverage)               *
     4 Hour Response (7x24 coverage)              *

     In order to support a 4 hour response, the parts necessary to support this level of service must be located at the End User's site.

     Notwithstanding the above, Response Time requirements shall not apply for any End User site greater than * from a Subcontractor Service Office.

Zone Surcharges

The pricing contained herein is applicable to all End User locations within * of a Subcontractor Service Office. For those locations beyond * and up to *, the following surcharges will apply:

------------------------------------------------------------------------------
             Distance from a Subcontractor
                    Service Office                       Trip Charge
------------------------------------------------------------------------------
                          *                                  *
------------------------------------------------------------------------------
                          *                                  *
------------------------------------------------------------------------------
                          *                                  *
------------------------------------------------------------------------------
                 * or greater (only                   Subcontractor's
            available at Subcontractor's             current rates then
                       option)                           in effect
------------------------------------------------------------------------------

All pricing contained herein is subject to change based on discovery.

Service at any location beyond * from a Subcontractor Service Office shall be performed by Subcontractor on a best effort basis. Service at any location beyond * from a Subcontractor Service Office shall be performed at the sole discretion of Subcontractor.

8.   TERM

This Statement of Work shall remain in effect for a period of one (1) year from the Effective Date of the Agreement.

9.   OTHER PRIME CONTRACTOR RESPONSIBILITIES

     (A) In order for Subcontractor to be responsible for any response time requirements or other SLA's, or in order for Equipment to be eligible for maintenance services on an MMC basis (if applicable), Prime Contractor must, at the time of original shipment of the Equipment to an End User, provide Subcontractor with the following: (1) Equipment: Equipment Type, Model, Serial Number, and Configuration; (2) End User Information: Complete address information, and contact name and phone number. Failure of Prime Contractor to provide all of this information to Subcontractor shall relieve Subcontractor of any response time requirements or other SLA's and service for an item of Equipment for which complete information is not provided shall be done on a best effort basis, with Per Incident charges to apply.

     (B) Prime Contractor shall provide technical support, as required, to Subcontractor's CSE's at no cost to Subcontractor.



VA Research Rev. 5, 4/9/99               Confidential                Page 3 of 3

Approved:            Subcontractor Initials   /s/ JA   Prime Contractor Initials
           ---------                         ---------

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

                       APPENDIX D TO MASTER SUBCONTRACTED
                       SERVICE PROVIDER AGREEMENT BETWEEN
                    VA RESEARCH AND DECISIONONE CORPORATION

                          TECHNICAL SUPPORT/HELP DESK

                               STATEMENT OF WORK



TECHNICAL SUPPORT SOLUTION/SINGLE POINT OF CONTACT

DecisionOne will provide to VA Research end users a toll free number to place their technical support calls 24 hours a day, seven days per week. These calls will be answered "live" by either a technical support agent or a customer service representative (CSR). The average speed to answer (ASA) service level agreement that DecisionOne will commit shall be all calls will be answered within *.

During the core business hours of 8:00am - 8:00pm (EST) Monday through Friday, DecisionOne will have * dedicated Linux and VA Research trained technicians (Full Time Equivalents - FTEs) available to provide technical support. Both parties will mutually agree in writing whether to add incremental head count to this dedicated team. VA Research will accrue charges for each of the * FTEs at a rate of * each per month. Notwithstanding this, VA Research will be invoiced monthly in arrears in accordance with the Billing Schedule identified in the Pricing Section of this SOW. DecisionOne will agree that members of the dedicated support team, trained by VA Research, shall provide support only for VA Research and shall not provide support for any competing solution/product unless explicit, written, consent is given to DecisionOne by VA Research.

For those hours after the core business hours (8:00pm - 8:00am (EST) Monday through Friday and all day Saturday, Sunday, and holidays), DecisionOne will establish a support solution wherein, the calls will be answered by either a technical agent or CSR, DecisionOne will guarantee a * call back during these hours with a Linux/VA Research trained technician. DecisionOne will invoice monthly, in arrears, to VA Research at a fixed per incident rate of * for these after-hours/weekend technical support incidents.

Email/Web Based Support - All email and web based support requests will be delivered by the dedicated core team. Therefore, email/web based support requests that come in during the core business hours will be handled promptly by the dedicated team. Emails/Web based support requests that come in after-hours or on weekends will be delivered once the core team has returned to work the next business day (8:00am). Due to the lack of knowledge of the types, extent, nature, and length of these types of requests, DecisionOne can not develop a Service Level Agreement (SLA) for a guaranteed response time. As our experience develops over the first 6 months, DecisionOne and VA Research will mutually decide on a guaranteed response time.

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

DecisionOne will utilize VA Research for all necessary and required "train the trainer" support prior to taking first call. This train the trainer support shall be * to DecisionOne. VA Research shall supply DecisionOne with all necessary, and required, product information (manuals, documentation, etc) on the VA Research product set. This information will remain the property of VA Research. DecisionOne will utilize VA Research, *, for a level 2 escalation point for those problems that cannot be resolved by the DecisionOne trained technical agents. The escalation procedure/process and bounds for escalations will be mutually agreed upon by both parties. DecisionOne agrees that information/knowledge gained/gathered as a direct result of training by VA Research shall be deemed to be of a proprietary nature and shall be protected accordingly.

OTHER TECHNICAL ISSUES
DecisionOne and VA Research will jointly work to develop a method of utilizing a 'real time' call management system between our respective organizations. This may either be accomplished by each party utilizing the same call management system or by having the respective parties utilizing differing call management systems, but having a live, real time, incident exchange between our respective support centers. DecisionOne will provide up to * of consultation and support in recommending a call center solution for VA Research's 2 level support team. Man-hours in excess of * will be invoiced at a rate of *. Upon developing a mutually agreeable call management strategy, a dedicated connection (T1 or Frame) will be established between our respective call centers. * This connection will allow both parties to exchange data in real time mode. * This information will be used to pre-populate the call management system.

After connectivity between call centers has been accomplished, DecisionOne shall escalate level 2 calls/callers/call information directly to VA Research personnel per mutually agreed upon processes and procedures.

At program start, DecisionOne will utilize McAfee's Help Desk v. 3.5. All data from the service events will be logged into this call tracking system. Via SupportWeb, that data will be made available to VA Research to view the status of all Open and Closed trouble tickets. This availability will be READ Only.

As far as knowledge base material is concerned, all problem/resolution data gathered by DecisionOne will become property of VA Research at no charge. VA Research will be the responsible party for final validation and certification for any, and all, "solutions" as they relate to the Linux/VA Research integrated product. It will be the responsibility of VA Research to develop and maintain any web site that contains this data.

PRICING

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

Both parties have agreed to contractually binding monthly minimum levels of revenue. To this extent, both parties have also agreed to a * 'ramp up' plan of minimum revenue commitments. These commitments are identified in the Billing Schedule below. For the purposes of revenue commitments, 5 April 1999 shall be considered the start date for services and billing purposes, unless an alternate date is otherwise mutually agreed to between the parties. The term of this SOW shall be in accordance with the term of the Agreement.

Billing Schedule:


Service Type             Month 1        Month 2        Month 3        Month 4        Month 5        Month 6        Mo. 7/Forward


Call Center Services        *              *              *             *              *               *                 *




     NOTE -- Monthly minimum for call center service shall remain at these levels only if the FTEs dedicated to the account remain at * . If both parties mutually agree to increase the number of dedicated head count, the monthly minimum shall increase at a rate of * per FTE.

Notwithstanding the foregoing deferred Billing Schedule, the services provided by DecisionOne are based on * FTE's at * each per month. Should the Agreement and/or the SOW be terminated at any time, and for any reason, during * of service under this SOW, VA Research shall be responsible to DecisionOne for payment of all amounts accrued, based on * FTE's at * each per month, less any amounts previously paid for such services rendered.

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.



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